Exhibit 99.1

News Release	JBT Corporation
200 E. Randolph Drive
Chicago, IL 60601
For Release: Immediate

Investors:	Cindy Shiao	(312) 861-5931
Media:	Ken Jones	(312) 861-6791

JBT Corporation Reports Fourth Quarter and Full Year 2009 Results

Full Year 2009 highlights:
o	Diluted earnings per share from continuing operations of $1.15
o	Strong cash flow from operating activities of $54 million
o	Revenue of $842 million down 18 percent from 2008
o	Gross profit margin of 26.2 percent increased 170 basis points from 2008

Fourth quarter highlights:
o	Diluted earnings per share from continuing operations of $0.37
o	Revenue of $246 million up 5 percent from 2008
o	Net debt reduced by $15 million to $118 million

CHICAGO, March 2, 2010—JBT Corporation (NYSE: JBT), a leading global technology solutions provider to the food processing and air transportation industries, today reported fourth quarter and full year 2009 results.

Revenue for the quarter of $246.0 million increased 5 percent from the prior-year quarter.  Fourth-quarter income from continuing operations was $10.6 million, up 3 percent from the prior-year quarter.   Diluted earnings per share from continuing operations for the quarter were $0.37, flat compared to the prior-year quarter.  During the quarter, the company incurred restructuring charges of $0.4 million to continue to reduce costs and recorded a $1.4 million loss reserve related to product liability litigation in Tunisia.  Additionally, the company reported a lower tax rate in the quarter due to recognition of international withholding tax credits and certain deferred tax assets amounting to $1.1 million associated with a foreign subsidiary.  The net unfavorable impact of these items to fourth quarter earnings per diluted share was $0.01.  Fourth-quarter inbound orders of $195.0 million declined 5 percent from the prior-year quarter.  Backlog of $211.2 million was down 26 percent from the same period in 2008.

Full-year revenue of $841.6 million was 18 percent lower than the prior year; 2 percentage points of this decline resulted from unfavorable foreign currency translation.  Gross profit margin of 26.2 percent increased 170 basis points from 2008.  Full-year income from continuing operations was $32.8 million, down 18 percent from pro forma income from continuing operations in 2008 (calculated on a pro forma basis to include comparable debt and interest expense).  Full-year diluted earnings per share from continuing operations were $1.15, a 20 percent decline compared to pro forma diluted earnings per share in 2008.  In 2009, the company incurred restructuring charges of $3.9 million in response to lower demand for some of its product lines.

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“We are pleased with the strong finish to 2009,” said Charlie Cannon, Chairman and Chief Executive Officer. “Our profit margins held up well despite the challenging environment, reflecting our focus on project execution, aggressive cost control and the strength of our recurring revenue base, and we further significantly reduced net debt.  We are seeing signs of increasing order activity; however, the trend toward smaller projects and longer sales cycles continues.  We expect our strong recurring revenue base and continued cost control initiatives to position the company well for another solid year of performance in 2010.”

JBT FoodTech

JBT FoodTech’s fourth quarter revenue was $161.4 million, a 21 percent increase over the prior-year period.  In constant currencies, revenue increased 13 percent due to strong demand for freezing equipment in Asia and shipment of two large sterilization projects in the U.S.  Activity in both Western Europe and North America is improving, but demand from Latin America remains very weak.  JBT FoodTech’s operating profit was $16.0 million, down 13 percent from the same period in 2008.  Operating margins were 9.9 percent, down from 13.8 percent in the prior-year quarter, primarily due to a higher proportion of new equipment sales versus higher margin aftermarket sales, a loss reserve for product liability litigation in Tunisia as well as competitive pricing pressure.  Inbound orders totaled $127.9 million for the quarter, a decline of 5 percent from the prior-year quarter and down 11 percent in constant currencies largely reflecting smaller project sizes.  Inbound orders were 2 percent higher than in the third quarter of 2009.  Backlog of $96.7 million was down 35 percent from the prior-year quarter and down 26 percent sequentially from the third quarter of 2009.  The shipment of two large orders during the fourth quarter and the trend toward smaller order sizes contributed to the backlog decline.

JBT AeroTech

While JBT AeroTech’s fourth quarter revenue of $84.8 million declined 18 percent, operating profit of $8.0 million improved 10 percent compared to the prior-year period.  The lower revenue reflected continued weak demand for JBT AeroTech’s ground support equipment product line from both airline and airfreight industries.  Cost savings from restructuring initiatives, improved project margins for the gate equipment product line, and favorable mix of higher margin products more than offset the impact of lower revenue.  As a result, JBT AeroTech operating margin for the quarter was 9.4 percent - the best performing quarter in 2009, reflecting a 230 basis point increase from the prior-year period.  Inbound orders totaled $67.1 million, down 9 percent from the same period last year, primarily due to timing of contract awards for the gate equipment product line and down 8 percent sequentially from the third quarter of 2009.  Inbound orders for the ground support equipment product line were slightly higher than the prior-year period, pointing to an apparent bottom in demand decline for this product line.  Backlog of $114.7 million was down 17 percent from the prior-year quarter and down 13 percent sequentially from the third quarter of 2009.

Corporate Items

Corporate expense in the quarter was $4.4 million, down $0.6 million from the fourth quarter of 2008, reflecting lower expense levels.

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Other expense, net of $2.1 million declined $1.5 million versus the prior-year quarter, primarily driven by the absence of unrealized foreign exchange losses recorded in the fourth quarter of 2008.

Cash generated from operating activities in the quarter was $20.9 million. The company ended the quarter with debt, net of cash, of $117.8 million, a reduction of $15.0 million from the third quarter of 2009.  Net interest expense for the quarter was $2.2 million.

The year-to-date effective tax rate from continuing operations was 32.9 percent.

Full-year capital expenditures totaled $19.8 million and depreciation and amortization totaled $22.6 million.

2010 Outlook

The company anticipates improved market conditions for many of its product lines in 2010.  However, smaller projects and longer project lead-times have limited the company’s visibility into 2010.  As a result, the company will provide a market update during tomorrow’s earnings call and will consider providing earnings guidance with its first quarter 2010 earnings report.

Fourth Quarter Earnings Conference Call

The company will hold a conference call at 9:00 AM EST Wednesday, March 3, 2010, to discuss the fourth quarter and full year 2009 results.  The call can be accessed live by dialing (877) 235-3250 or (706) 643-5005 and using conference ID 49085858, or through the Investor Relations link on JBT Corporation’s website at http://ir.jbtcorporation.com.  A replay of the call will be available through March 10, 2010 and can be accessed by dialing (800) 642-1687 or (706) 645-9291 and referencing passcode 49085858.  A rebroadcast also will available on the company’s Investor Relations website.

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JBT Corporation (NYSE: JBT) is a leading global technology solutions provider to the food processing and air transportation industries.  JBT Corporation designs, manufactures, tests and services technologically sophisticated systems and products for regional and multi-national industrial food processing customers through its JBT FoodTech segment and for domestic and international air transportation customers through its JBT AeroTech segment.  JBT Corporation employs approximately 3,300 people worldwide and operates sales, service, manufacturing and sourcing operations located in over 25 countries.  For more information, please visit www.jbtcorporation.com.

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond the Company’s ability to control.  These risks and uncertainties are described under the caption “Risk Factors” in the Company’s 2008 Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission that may be accessed on the Company’s website.  The Company cautions shareholders and prospective investors that actual results may differ materially from those indicated by the forward-looking statements.

FINANCIAL TABLES FOLLOW

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JBT CORPORATION
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
(Unaudited and in millions)

	Three Months Ended December 31,
	2009	2008

Revenue	$246.0	$234.5

Costs and expenses:
Costs of sales	185.5	173.8
Selling, general and administrative expense	38.6	34.9
Research and development expense	4.7	5.2
Total costs and expenses	228.8	213.9

Other income (expense), net	0.3	(3.5)
Net interest (expense) income	(2.2)	(2.6)
Income from continuing operations before income taxes	15.3	14.5
Provision for income taxes	4.7	4.2
Income from continuing operations	10.6	10.3
Income (Loss) from discontinued operations, net of taxes	0.1	(0.2)
Net income	$10.7	$10.1

Basic earnings per share:
Income from continuing operations	$0.39	$0.37
Income from discontinued operations	-	-
Basic earnings per share	$0.39	$0.37

Diluted earnings per share:
Income from continuing operations	$0.37	$0.37
Income from discontinued operations	-	(0.01)
Diluted earnings per share	$0.37	$0.36

Weighted average shares outstanding
Basic	27.7	27.5
Diluted	28.9	28.1

JBT CORPORATION
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
(Unaudited and in millions)

	Twelve Months Ended December 31,
	2009	2008
		Historical	Pro Forma (1)

Revenue	$841.6	$1,028.1	$1,028.1

Costs and expenses:
Costs of sales	621.2	776.3	776.3
Selling, general and administrative expense	147.8	152.9	152.9
Research and development expense	17.1	22.0	22.0
Total costs and expenses	786.1	951.2	951.2

Other income (expense), net	2.2	(6.6)	(6.6)
Net interest (expense) income	(8.8)	(3.8)	(10.2)
Income from continuing operations before income taxes	48.9	66.5	60.1
Provision for income taxes	16.1	22.4	20.0
Income from continuing operations	32.8	44.1	40.1
Income from discontinued operations, net of taxes	-	0.1	0.1
Net income	$32.8	$44.2	$40.2

Basic earnings per share:
Income from continuing operations	$1.19	$1.60	$1.46
Income from discontinued operations	-	0.01	-
Basic earnings per share	$1.19	$1.61	$1.46

Diluted earnings per share:
Income from continuing operations	$1.15	$1.59	$1.44
Income from discontinued operations	-	-	0.01
Diluted earnings per share	$1.15	$1.59	$1.45

Weighted average shares outstanding
Basic	27.6	27.5	27.5
Diluted	28.6	27.8	27.8

(1)
In connection with the separation from FMC Technologies, JBT Corporation paid FMC Technologies $189.4 million, which was funded through issuance of unsecured debt. Pro forma results include an estimate of interest expense that JBT Corporation would have incurred had the spin-off occurred on January 1, 2008. Interest expense is based on $189.4 million of debt at the interest rate applicable on July 31, 2008, or 5.8%, for all periods prior to the separation date. Related income tax impact has been estimated using a rate of 37%.

JBT CORPORATION
BUSINESS SEGMENT DATA
(Unaudited and in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Revenue

JBT FoodTech	$161.4	$132.9	$515.8	$584.0
JBT AeroTech	84.8	103.0	320.7	446.9
Other revenue (1) and intercompany eliminations	(0.2)	(1.4)	5.1	(2.8)
Total revenue	$246.0	$234.5	$841.6	$1,028.1

Income before income taxes

Segment operating profit
JBT FoodTech	$16.0	$18.4	$50.7	$60.2
JBT AeroTech	8.0	7.3	25.0	38.5
Total segment operating profit	24.0	25.7	75.7	98.7

Corporate items
Corporate expense	(4.4)	(5.0)	(15.4)	(15.0)
Other expense, net (2)	(2.1)	(3.6)	(2.6)	(13.4)
Net interest expense	(2.2)	(2.6)	(8.8)	(3.8)
Total corporate items	(8.7)	(11.2)	(26.8)	(32.2)

Income from continuing operations before income taxes	$15.3	$14.5	$48.9	$66.5

(1)	Other revenue comprises certain gains and losses on derivatives related to foreign exchange exposure.

(2)	Other expense, net, generally includes stock-based compensation, other employee benefits, LIFO adjustments, foreign exchange gains and losses, and the impact of unusual or strategic transactions not representative of segment operations.

JBT CORPORATION
BUSINESS SEGMENT DATA
(Unaudited and in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Inbound Orders

JBT FoodTech	$127.9	$134.9	$463.5	$568.6
JBT AeroTech	67.1	73.5	297.9	357.8
Other and intercompany eliminations	-	(2.1)	5.9	(6.1)

Total inbound orders	$195.0	$206.3	$767.3	$920.3

	December 31,
	2009	2008
Order Backlog

JBT FoodTech	$96.7	$149.0
JBT AeroTech	114.7	137.5
Intercompany eliminations	(0.2)	(1.0)

Total order backlog	$211.2	$285.5

JBT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	December 31,	December 31,
	2009	2008
	(Unaudited)

Cash and cash equivalents	$14.4	$43.6
Trade receivables, net	149.3	159.0
Inventories	107.0	123.0
Other current assets	32.7	31.4
Total current assets	303.4	357.0

Property, plant and equipment, net	126.5	119.7
Other assets	103.2	114.6
Total assets	$533.1	$591.3

Accounts payable, trade and other	$65.9	$67.2
Advance payments and progress billings	69.5	92.9
Other current liabilities	98.2	104.3
Total current liabilities	233.6	264.4

Long-term debt, less current portion	131.8	185.0
Accrued pension and other postretirement benefits,
less current portion	77.1	118.3
Other liabilities	28.8	32.4
Common stock, paid-in capital and retained earnings	97.8	61.6
Accumulated other comprehensive loss	(36.0)	(70.4)
Total liabilities and stockholders' equity	$533.1	$591.3

JBT CORPORATION
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(Unaudited and in millions)

	Twelve Months Ended
	December 31,
	2009	2008
Cash Flows From Operating Activities:
Income from continuing operations	$32.8	$44.1

Adjustments to reconcile income to cash provided by operating activities:
Depreciation and amortization	22.6	25.5
Pension expense	7.9	5.9
Other - non-cash expenses	11.7	19.1

Changes in operating assets and liabilities:
Trade accounts receivable, net	13.7	4.2
Inventories	22.8	17.0
Accounts payable, trade and other	(3.4)	(32.0)
Advance payments and progress billings	(26.5)	(0.4)
Pension and other post retirement benefits, net	(17.6)	(4.4)
Other - assets and liabilities	(9.9)	2.8

Cash provided by operating activities	54.1	81.8

Cash Flows From Investing Activities:
Acquisitions	(6.7)	(4.5)
Capital expenditures	(19.8)	(22.9)
Proceeds on disposal of assets and other	1.7	2.1

Cash required by continuing investing activities	(24.8)	(25.3)

Cash provided by discontinued investing activities	-	0.7

Cash Flows From Financing Activities:
Net (payment) borrowing on credit facilities	(53.3)	184.4
Distributions to former parent, net	-	(203.9)
Dividends paid	(7.7)	(1.9)
Other	0.8	(0.7)

Cash required by financing activities	(60.2)	(22.1)

Effect of foreign exchange rate changes on cash and cash equivalents	1.7	(1.0)

(Decrease) increase in cash and cash equivalents	(29.2)	34.1

Cash and cash equivalents, beginning of period	43.6	9.5

Cash and cash equivalents, end of period	$14.4	$43.6

JBT CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited and in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008 Pro Forma

EBIT (Non-GAAP measure)	$17.5	$17.1	$57.7	$70.3

Net interest expense	(2.2)	(2.6)	(8.8)	(10.2)
Provision for income taxes	(4.7)	(4.2)	(16.1)	(20.0)

Income from continuing operations	10.6	10.3	32.8	40.1

Income (loss) from discontinued operations, net of taxes	0.1	(0.2)	-	0.1
Net income	$10.7	$10.1	$32.8	$40.2

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008 Pro Forma

Revenue	$246.0	$234.5	$841.6	$1,028.1

EBIT (Non-GAAP measure)	$17.5	$17.1	$57.7	$70.3
EBIT as percent of Revenue (Non-GAAP measure)	7.1%	7.3%	6.9%	6.8%

Net Income	$10.7	$10.1	$32.8	$40.2
Net Income as percent of Revenue	4.3%	4.3%	3.9%	3.9%